Filed Pursuant to Rule 424(b)(5)
Registration No. 333-178832

PROSPECTUS SUPPLEMENT

To Prospectus dated January 11, 2012

$22,440,000

APRICUS BIOSCIENCES, INC.

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $22,440,000 of shares of our common stock, par value $0.001 per share (“Common Stock”) to Aspire Capital Fund, LLC (“Aspire Capital”) under a Common Stock Purchase Agreement entered into on August 12, 2014 (the “Purchase Agreement”).

The shares offered under the Purchase Agreement include (i) 255,161 shares of Common Stock to be issued to Aspire Capital in consideration for entering into the Purchase Agreement (the “Commitment Shares”), (ii) 1,159,824 shares of Common Stock (the “Initial Purchase Shares”) that will be sold to Aspire Capital for a purchase price of $2,000,000 and (iii) additional shares of Common Stock, which may be sold from time to time to Aspire Capital until and including August 12, 2016, with an aggregate offering price of up to $20,000,000 (the “Purchase Shares”). The purchase price for the Purchase Shares will be based upon one of two formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Aspire Capital from time to time.

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “APRI.” On August 11, 2014, the last reported sales price of our Common Stock on the NASDAQ Capital Market was $1.97 per share.

Our business and an investment in our Common Stock involve significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 4 of the accompanying prospectus to read about factors that you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 12, 2014.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated January 11, 2012, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

Unless we have otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to “the Company,” “Apricus Bio,” “we,” “us,” “our,” or similar references mean Apricus Biosciences, Inc.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this prospectus supplement, the accompanying prospectus and the other documents incorporated into this prospectus by reference that are not historical facts are identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. Forward-looking statements include projections, assumptions or information concerning possible or assumed future actions, events or our results of operations. These statements involve estimates and assumptions based on the judgment of the company’s management. A number of risks and uncertainties may cause actual results to differ materially from those suggested by the forward-looking statements.

Forward-looking statements include the information in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference into this prospectus. These statements may be made regarding the business, operations, financial performance and condition, earnings, our prospects and products, as well as regarding our industry generally. These statements may be preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “should” or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Forward-looking statements are not guarantees of performance. You should understand that these factors, in addition to those discussed in “Risk Factors” below and elsewhere in this document, and in the documents that are incorporated by reference into this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in any forward-looking statement.

THE OFFERING

Common stock offered by us in this offering	Up to $22,440,000 of shares of common stock, par value $0.001 per share

Common stock to be outstanding after this offering	Up to 49,669,720 shares, assuming sales of 10,152,284 Purchase Shares at a price of $1.97 per share, which was the closing price on The NASDAQ Capital Market on August 11, 2014. Actual shares issued will vary depending on the sales prices under this offering.

Manner of Offering	(1) issuance of 255,161 Commitment Shares to Aspire Capital in consideration for entering into the Purchase Agreement, (2) an initial sale of 1,159,824 Initial Purchase Shares with an aggregate offering price of $2,000,000, and (3) additional Purchase Shares to Aspire Capital from time to time, subject to certain minimum stock price requirements and daily caps for an aggregate offering price of up to $20,000,000. See “The Aspire Transaction” and “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from this offering primarily for general working capital purposes. Accordingly, we will retain broad discretion over how these offering proceeds are used. See “Use of Proceeds” on page S-7.

NASDAQ Capital Market symbol	APRI

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the shares offered hereby and assumes the sale of 10,152,284 Purchase Shares at a price of $1.97 per share, which was the closing price on The NASDAQ Capital Market on August 11, 2014.

The number of shares of Common Stock shown above to be outstanding after this offering is based on the 38,102,451 shares outstanding as of August 11, 2014 and excludes the following:

•	3,773,671 shares of our Common Stock subject to options outstanding having a weighted average exercise price of $2.80 per share;

•	12,500 shares of our Common Stock subject to outstanding restricted stock units;

•	474,806 shares of our Common Stock subject to outstanding convertible debt;

•	1,826,688 shares of our Common Stock that have been reserved for issuance in connection with future grants under our stock option plans; and

•	6,185,492 shares of our Common Stock that have been reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $4.01 per share.

RISK FACTORS

We are in the early stages of launching our commercial pharmaceutical revenue generating operations and do not have a history of sales revenues. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC and the risks described below. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

Sales of our Common Stock to Aspire Capital may cause substantial dilution to our existing stockholders and the sale of the shares of our Common Stock acquired by Aspire Capital could cause the price of our Common Stock to decline.

This prospectus supplement relates to $22,000,000 of our Common Stock that we may issue and sell to Aspire Capital from time to time pursuant to the Purchase Agreement, together with the Commitment Shares. It is anticipated that shares offered to Aspire Capital in this offering will be sold over a period of up to 24 months from the date of this prospectus supplement. The number of shares ultimately offered for sale to Aspire Capital under this prospectus supplement is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our Common Stock under the Purchase Agreement may cause the trading price of our Common Stock to decline.

Aspire Capital may ultimately purchase all or some of the $22,000,000 of our Common Stock that, together with the 255,161 Commitment Shares, is the subject of this prospectus supplement. After Aspire Capital has acquired shares under the Purchase Agreement, it may sell all, some or none of those shares. Sales to Aspire Capital by us pursuant to the Purchase Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our Common Stock. The sale of a substantial number of shares of our Common Stock to Aspire Capital in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the proceeds from sales of our Common Stock to Aspire Capital offered by this prospectus supplement, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Common Stock to decline.

In addition to potential dilution associated with future fundraising transactions, we currently have significant numbers of securities outstanding that are exercisable for our Common Stock, which could result in significant additional dilution and downward pressure on our stock price.

As of August 11, 2014, there were 38,102,451 shares of our Common Stock outstanding. In addition, as of August 11, 2014, there were outstanding stock options, restricted stock units, convertible debt and warrants representing the potential issuance of an additional 10,446,469 shares of our Common Stock. The issuance of these shares in the future would result in significant dilution to our current stockholders and could adversely affect the price of our Common Stock and the terms on which we could raise additional capital. In addition, the issuance and subsequent trading of shares could cause the supply of our Common Stock available for purchase in the market to exceed the purchase demand for our Common Stock. Such supply in excess of demand could cause the market price of our Common Stock to decline.

Future sales of a significant number of our shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of Common Stock.

Sales of a substantial number of our shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of Common Stock and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of Common Stock are being offered by this prospectus supplement, and we cannot predict if and when Aspire Capital may sell such shares in the public markets. In addition, we cannot predict the number of these shares that might be sold nor the effect that future sales of our shares of Common Stock would have on the market price of our shares of Common Stock.

USE OF PROCEEDS

We intend to use the estimated net proceeds from the sale of these securities for general working capital purposes. We may also use a portion of the net proceeds to pay off outstanding indebtedness and/or acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition other than those publicly disclosed, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time and may use a portion of the proceeds from this offering in connection with one or more such acquisitions.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnering efforts, and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds of this offering received from time to time in connection with purchases under the Purchase Agreement described above, we intend to invest the net proceeds in cash and cash equivalents, including short-term, interest-bearing, investment-grade securities.

DILUTION

Our net tangible book value as of June 30, 2014 was approximately $11.8 million, or $0.31 per share of common stock. Net tangible book value per share of common stock is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding.

After giving effect to (i) the issuance of 255,161 Commitment Shares, (ii) the sale of the 1,159,824 Initial Purchase shares, at a purchase price of $1.72 per share, which is equal to 90% of the average closing prices of our Common Stock on the NASDAQ Capital Market for the five business days prior to the date of this prospectus supplement and (iii) the assumed sale of 10,152,284 shares of Common Stock in the aggregate amount of $20.0 million at an assumed offering price of $1.97 per share, which was the closing price of our Common Stock on August 11, 2014, and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2014 would have been approximately $33.8 million, or $0.68 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.37 per share to existing stockholders and immediate dilution in net tangible book value of $1.26 per share to investors participating in this offering. The following table illustrates this dilution on a per share basis:

Assumed average offering price per share	$1.94
Net tangible book value per share as of June 30, 2014	$0.31
Increase per share attributable to the offering	$0.37
As-adjusted net tangible book value per share after this offering	$0.68
Dilution per share to new investors	$1.26

The foregoing dilution information assumes an offering price equal to the closing price for our Common Stock on August 11, 2014 and is based on 38,102,451 shares outstanding as of June 30, 2014. The actual price at which we sell shares in this offering may be higher or lower than this assumed price and our total shares may continue to change, and is expected to continue to change, since June 30, 2014. An increase of $0.50 per share in the price at which the shares are sold from the assumed average offering price of $1.94 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $20.0 million is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.71 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.67 per share, after deducting estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on the 38,102,451 shares outstanding as of August 11, 2014 and exclude the following:

•	3,773,671 shares of our Common Stock subject to options outstanding having a weighted average exercise price of $2.80 per share;

•	12,500 shares of our Common Stock subject to outstanding restricted stock units;

•	474,806 shares of our Common Stock subject to outstanding convertible debt;

•	1,826,688 shares of our Common Stock that have been reserved for issuance in connection with future grants under our stock option plans; and

•	6,185,492 shares of our Common Stock that have been reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $4.01 per share.

THE ASPIRE TRANSACTION

General

On August 12, 2014, we entered into a Purchase Agreement with Aspire Capital, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $22,000,000 of shares of our Common Stock (the “Purchase Shares”) from time to time over the term of the Purchase Agreement plus, as consideration for entering into the Purchase Agreement, we agreed to issue 255,161 shares of our Common Stock to Aspire Capital (the “Commitment Shares”). In accordance with the terms of the Purchase Agreement, we agreed sell an initial $2,000,000 of Purchase Shares (the “Initial Purchase Shares”) to Aspire Capital

We are filing this prospectus supplement with regard to the offering of our Common Stock consisting of (i) the Commitment Shares, (ii) the Initial Purchase Shares and (iii) additional shares of our Common Stock having an aggregate offering price of up to $20.0 million that we may sell to Aspire Capital pursuant to the Purchase Agreement.

Purchase of Shares under the Purchase Agreement

On any business day over the 24-month term of the Purchase Agreement (until August 12, 2016), we have the right, in our sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”) directing Aspire Capital to purchase up to 100,000 Purchase Shares per business day; however, no sale pursuant to such a Purchase Notice may exceed five hundred thousand dollars ($500,000) per business day, unless we and Aspire Capital mutually agree. We and Aspire Capital also may mutually agree to increase the number of shares that may be sold to as much as an additional 2,000,000 Purchase Shares per business day. The purchase price per Purchase Share pursuant to such Purchase Notice (the “Purchase Price”) is the lower of:

(i) the lowest sale price for our Common Stock on the date of sale; or

(ii) the average of the three lowest closing sale prices for our Common Stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date.

The applicable Purchase Price will be determined prior to delivery of any Purchase Notice. In addition, on any date on which we submit a Purchase Notice to Aspire Capital for at least 100,000 Purchase Shares, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of our Common Stock equal to up to 30% of the aggregate shares of Common Stock traded on the next business day (the “VWAP Purchase Date”), subject to a maximum number of shares determined by us (the “VWAP Purchase Share Volume Maximum”). The purchase price per Purchase Share pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) shall be the lesser of the closing sale on the VWAP Purchase Date or 97% of the volume weighted average price for our Common Stock traded on (i) the VWAP Purchase Date if the aggregate shares to be purchased on that date does not exceed the VWAP Purchase Share Volume Maximum, or (ii) the portion of such business day until such time as the aggregate shares to be purchased will equal the VWAP Purchase Share Volume Maximum. Further, if on the VWAP Purchase Date the sale price of our Common Stock falls below the greater of (i) 80% of the closing price of our Common Stock on the business day immediately preceding the VWAP Purchase Date or (ii) the price set by us in the VWAP Purchase Notice (the “VWAP Minimum Price Threshold”), the VWAP Purchase Amount will be determined using the percentage in the VWAP Purchase Notice of the total shares traded for such portion of the VWAP Purchase Date prior to the time that the sale price of our Common Stock fell below the VWAP Minimum Price Threshold and the VWAP Purchase Price will be 97% of the volume weighted average price of our Common Stock sold during such portion of the VWAP Purchase Date prior to the time that the sale price of our Common Stock fell below the VWAP Minimum Price Threshold.

The number of Purchase Shares covered by and timing of each Purchase Notice or VWAP Purchase Notice are determined by the Company, at our sole discretion. The aggregate number of shares that we can issue to Aspire Capital under the Purchase Agreement may in no case exceed 7,616,680 shares of our Common Stock (which is equal to approximately 19.99% of the Common Stock outstanding on the date of the Purchase Agreement (the “Exchange Cap”), unless (i) shareholder approval is obtained to issue more, in which case the Exchange Cap will not apply, or (ii) stockholder approval has not been obtained and at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares issued under the Purchase Agreement (including the Commitment Shares) is equal to or greater than $1.97 (the “Minimum Price”), a price equal to the closing sale price of our Common Stock on the business date prior to the execution date of the Purchase Agreement; provided that at no time shall Aspire Capital (together with its affiliates) beneficially own more than 19.99% of our Common Stock. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. We did not pay any additional amounts to reimburse or otherwise compensate Aspire Capital in connection with the transaction. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

Events of Default

Aspire Capital may terminate the Purchase Agreement upon the occurrence of any of the following events of default:

•

the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the registration rights agreement between us and Aspire Capital lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable for sale of our shares of Common Stock in accordance with the terms of the registration rights agreement, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period;

•	the suspension from trading or failure of our Common Stock to be listed on our principal market for a period of three consecutive business days;

•

the delisting of our Common Stock from our principal market, and our Common Stock is not immediately thereafter trading on the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Capital Market, the OTC Bulletin Board or the OTCQB or OTCQX market places of the OTC Markets;

•

our transfer agent’s failure to issue to Aspire Capital shares of our Common Stock which Aspire Capital is entitled to receive under the Purchase Agreement within five business days after an applicable purchase date;

•

any breach by us of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which could have a material adverse effect on us subject to a cure period of five business days;

•	any person commences a proceeding against us pursuant to or within the meaning of any bankruptcy law;

•

if we, pursuant to any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian for us or for all or substantially all of our property, (iv) make a general assignment for the benefit of our creditors or (v) we become insolvent;

•

if a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian for all or substantially all of our property or (iii) orders the liquidation of us or any of our subsidiaries; or

•	if at any time after the date on which we may begin sales of Purchase Shares, the Exchange Cap is reached unless and until shareholder approval is obtained pursuant to the Purchase Agreement (which such Exchange Cap shall be reached at such time if, upon submission of a Purchase Notice or VWAP Purchase Notice under the Purchase Agreement, the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which we may issue under the Purchase Agreement without breaching our obligations under the rules or regulations of the NASDAQ Capital Market).

Our Termination Rights

We may terminate the Purchase Agreement with notice at any time, in our discretion, without any cost or penalty.

No Short-Selling or Hedging by Aspire Capital

Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of our Common Stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

The Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the shares it currently owns or receives in this offering. It is anticipated that shares sold to Aspire Capital in this offering will be sold to Aspire Capital over a period of up to 24 months from the date of this prospectus supplement, or until August 12, 2016. The subsequent resale by Aspire Capital of a significant amount of shares sold to Aspire Capital in this offering at any given time could cause the market price of our Common Stock to decline or to be highly volatile. Aspire Capital may ultimately purchase all, some or none of the additional $20.0 million of Common Stock offered, together with the Commitment Shares and Initial Purchase Shares, under this prospectus supplement. Aspire Capital may resell all, some or none of the Commitment Shares and any Purchase Shares it acquires. Therefore, sales to Aspire Capital by us pursuant to the Purchase Agreement and this prospectus supplement also may result in substantial dilution to the interests of other holders of our Common Stock. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Amount of Potential Proceeds to be Received under the Purchase Agreement

Under the Purchase Agreement, we may sell Purchase Shares having an aggregate offering price of up to $22,000,000 to Aspire from time to time. The number of shares ultimately offered for sale to Aspire Capital in this offering is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. The following table sets forth the amount of proceeds we would receive from Aspire Capital from the sale of shares at varying purchase prices:

Assumed Average Purchase Price after Initial Purchase(1)	Number of Shares to be Sold if Full Purchase(2)	Percentage of Outstanding Shares After Giving Effect to the Sale to Aspire Capital (3)	Proceeds from the Sale of Shares to Aspire Capital Under the Purchase Agreement
1.00	21,159,824	36%	$22,000,000
1.50	14,493,157	28%	$22,000,000
1.97(4)	11,312,108	23%	$22,000,000
2.00	11,159,824	23%	$22,000,000
2.50	9,159,824	20%	$22,000,000
3.00	7,826,490	17%	$22,000,000
4.00	6,159,824	14%	$22,000,000

(1)	The Initial Purchase to Aspire Capital is 1,159,824 shares of Common Stock for $2,000,000.

(2)	Includes the total number of Initial Purchase Shares and Purchase Shares (but not Commitment Shares) which we would have sold under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, up to an aggregate purchase price of $22,000,000. Disregards the potential application of the 19.99% Exchange Cap limitation, to the extent applicable.
(3)	Based on 38,102,451 shares of our Common Stock outstanding on August 11, 2014. This number does not take into account:

•	3,773,671 shares of our Common Stock subject to options outstanding having a weighted average exercise price of $2.80 per share;

•	12,500 shares of our Common Stock subject to outstanding restricted stock units;

•	474,806 shares of our Common Stock subject to outstanding convertible debt;

•	1,826,688 shares of our Common Stock that have been reserved for issuance in connection with future grants under our stock option plans; and

•	6,185,492 shares of our Common Stock that have been reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $4.01 per share.

(4)	On August 11, 2014, the last reported sales price of our Common Stock on the NASDAQ Capital Market was $1.97 per share.

Information With Respect to Aspire Capital

Aspire Capital Partners, LLC is the managing member of Aspire Capital Fund, LLC. SGM Holdings Corp. is the managing member of Aspire Capital Partners, LLC. Steven G. Martin is the president and sole shareholder of SGM Holdings Corp. Erik J. Brown is a principal of Aspire Capital Partners, LLC. Christos Komissopoulos is a principal of Aspire Capital Partners, LLC. Each may be deemed to have shared voting and investment power over shares owned by Aspire Capital Fund, LLC. Each of Aspire Capital Partners, LLC, SGM Holdings Corp., Mr. Martin, Mr. Brown and Mr. Komissopoulos disclaim beneficial ownership of the shares of Common Stock held by Aspire Capital Fund, LLC. Aspire Capital is not a licensed broker dealer or an affiliate of a licensed broker dealer.

PLAN OF DISTRIBUTION

We entered into the Purchase Agreement with Aspire Capital on August 12, 2014. In consideration for entering into the Purchase Agreement, we will issue the Commitment Shares to Aspire Capital. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Aspire Capital is irrevocably committed to purchase up to an aggregate of $22,000,000 of shares of our Common Stock over the 24-month term of the Purchase Agreement. The Purchase Agreement provides that we will sell the Initial Purchase Shares to Aspire Capital on the date hereof for the purchase price of $2,000,000.

Aspire Capital is an “underwriter” within the meaning of the Securities Act.

Neither we nor Aspire Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Aspire Capital, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to Aspire Capital. We have agreed to indemnify Aspire Capital and certain other persons against certain liabilities in connection with the offering of shares of Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Aspire Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Aspire Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Aspire Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our Common Stock during the term of the Purchase Agreement.

We have advised Aspire Capital that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

We may suspend the sale of shares to Aspire Capital pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all shares offered by this prospectus have been sold to Aspire Capital.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The financial statements as of December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2013 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows of Apricus Biosciences, Inc. and its subsidiaries for the year ended December 31, 2011 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (i) express an unqualified opinion on the financial statements and include a paragraph that the 2011 consolidated financial statements were restated for the presentation of discontinued operations and (ii) express an unqualified opinion on the effectiveness of internal control over financial reporting as of December 31, 2011. Such financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement that contains this prospectus supplement, including the exhibits to the registration statement, contains additional information about us and the Common Stock offered by this prospectus supplement.

We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.apricusbio.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We hereby incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, following the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus, as amended:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on March 17, 2014;

(2)	Our Current Reports on Form 8-K filed on January 9, 2014, February 10, 2014, February 10, 2014, February 24, 2014, March 6, 2014, March 10, 2014, March 17, 2014 and May 15, 2014;

(3)	Our Quarterly Reports on Form 10-Q filed on May 12, 2014 and August 11, 2014;

(4)	Our Definitive Proxy Statement on Schedule 14A filed on April 7, 2014, as amended.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement, the accompanying prospectus or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Apricus Biosciences, Inc.

11975 El Camino Real, Suite 300

San Diego, California 92130

Attn: Secretary

(858) 222-8041

PROSPECTUS

$100,000,000

APRICUS BIOSCIENCES, INC.

Common Stock

Preferred Stock

Warrants

We may offer and sell an indeterminate number of shares of our common stock, preferred stock and warrants from time to time under this prospectus. We may offer these securities separately or as units, which may include combinations of the securities. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock trades on the NASDAQ Capital Market under the symbol “APRI.” On December 29, 2011, the closing price for our common stock, as reported on the NASDAQ Capital Market, was $5.16 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on Page 4 of this prospectus and in the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 11, 2012

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with information different from that contained in this prospectus. Offers to sell, and offers to buy, the shares of common stock are valid only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock, preferred stock and warrants to purchase any of such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	voting or other rights, if any; and

•	important federal income tax considerations.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC’s public reading room mentioned under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement additional information, including:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our Articles of Incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 authorized shares of preferred stock in one or more series and to fix the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. Of our authorized preferred stock, 1,000,000 have been designated as Series A Junior Participating Preferred Stock, 800 have been designated as Series B 8% Cumulative Convertible Preferred Stock, 600 have been designated as Series C 6% Cumulative Convertible Preferred Stock and 50,000 have been designated as Series D Junior Participating Cumulative Preferred Stock.

If we issue preferred stock, we will fix the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of such series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants. We may issue warrants for the purchase of common stock or preferred stock in one or more series, from time to time. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

ABOUT APRICUS BIOSCIENCES, INC.

We are a Nevada corporation and have been in existence since 1987. On September 10, 2010, the Company changed its name from “NexMed, Inc.” to “Apricus Biosciences, Inc.” We have operated in the pharmaceutical industry since 1995, focusing primarily on research and development in the area of drug delivery. Our proprietary drug delivery technology is called NexACT® and we have one approved drug, Vitaros®, which is approved in Canada for the treatment of erectile dysfunction.

We are seeking to expand the potential uses of the NexACT® technology into the topical, transdermal, oral, subcutaneous, ocular and rectal delivery of multi-classes of drugs for these and other indications. Our pipeline of product candidates includes Femprox® for female sexual arousal disorder, MycoVa™ for onychomycosis excluding tinea pedis (nail fungal infection), RayVa™ for Raynaud’s Syndrome and PrevOnco™ for liver cancer. We are seeking to enhance our business development activities by offering potential partners clearly defined regulatory paths for our product candidates under development. We are also developing a consumer portfolio by developing drugs that may be marketed through the over the counter (“OTC”) 510(k) process as medical devices or through abbreviated new drug applications (“ANDA”).

Our principal executive offices are at 11975 El Camino Real, Suite 300, San Diego, California 92130 and our telephone number is (858) 222-8041. Our website is www.apricusbio.com; no portion of our website is incorporated by reference into this prospectus.

RISK FACTORS

We are in the early stages of launching our commercial pharmaceutical revenue generating operations and do not have a history of sales revenues. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the other documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this prospectus and the other documents incorporated into this prospectus by reference that are not historical facts are identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. Forward-looking statements include projections, assumptions or information concerning possible or assumed future actions, events or our results of operations. These statements involve estimates and assumptions based on the judgment of the company’s management. A number of risks and uncertainties may cause actual results to differ materially from those suggested by the forward-looking statements.

Forward-looking statements include the information in this prospectus and the other documents incorporated by reference into this prospectus. These statements may be made regarding the business, operations, financial performance and condition, earnings, our prospects and products, as well as regarding our industry generally. These statements may be preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “should” or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We do not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Forward-looking statements are not guarantees of performance. You should understand that these factors, in addition to those discussed in “Risk Factors” above and elsewhere in this document, and in the documents that are incorporated by reference into this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in any forward-looking statement.

DESCRIPTION OF SECURITIES

We may offer shares of our common stock and preferred stock and warrants to purchase any such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby primarily for general working capital. We may also use a portion of the net proceeds to pay off outstanding indebtedness and/or acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, except for those we have described publicly, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer preference equity securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NASDAQ Stock Market or other principal market for our common stock. We may apply to list any preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock or Preferred Stock offered hereby will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. The binding nature of any warrants being offered hereby will be passed upon by Ropes & Gray LLP, San Francisco, California.

EXPERTS

The consolidated financial statements of Apricus Biosciences, Inc. and Subsidiaries as of December 31, 2009 and for the years ended December 31, 2009 and 2008 incorporated by reference in this registration statement have been audited by Amper, Politziner & Mattia, LLP, an independent registered public accounting firm, as set forth in their report, before the effects of the adjustments relating to the 15 to 1 reverse stock split, (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) incorporated by reference herein, and is incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

On August 16, 2010, we were notified that Amper, Politziner & Mattia, LLP combined its practice with that of Eisner LLP and the name of the combined practice operate under the name EisnerAmper LLP.

The consolidated financial statements of Apricus Biosciences, Inc. and Subsidiaries as of December 31, 2010 and for the year then ended incorporated by reference in this registration statement have been audited by EisnerAmper LLP, an independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to the Company’s 15 to 1 reverse stock split as described in Note 1 to the consolidated financial statements) incorporated by reference herein, and is incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We hereby incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the securities covered by this prospectus, as amended:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 10, 2011;

(2)	Our Current Reports on Form 8-K filed on January 7, 2011, February 1, 2011, February 14, 2011, March 8, 2011, March 24, 2011, May 2, 2011, May 17, 2011, June 2, 2011, July 6, 2011, September 2, 2011, November 21, 2011, December 16, 2011, December 29, 2011 and December 30, 2011;

(3)	Our Quarterly Reports on Form 10-Q filed on May 13, 2011, August 15, 2011 and November 14, 2011;

(4)	Our Definitive Proxy Statement on Schedule 14A filed on April 13, 2011, as amended;

(5)	The description of our securities contained in our Registration Statement on Form S-1 (File No. 333-269132), filed August 31, 2010, including any amendment or report filed for the purpose of updating such information.

You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address:

Apricus Biosciences, Inc.

11975 El Camino Real, Suite 300

San Diego, California 92130

Attn: Secretary

(858) 222-8041

You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling stockholders have agreed not to make an offer of these shares in any state that prohibits such an offer. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover page of such documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the 1934 Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov, as well as at our website at www. apricusbio.com. You may also read and copy, at prescribed rates, any document we file with the Securities and Exchange Commission at the Public Reference Room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Securities and Exchange Commission’s Public Reference Rooms.